Universal Technical Institute Reports Fiscal Year 2018 Fourth Quarter and Year-End Results

- Q418 new student starts up 8.5% compared to 2017
- Expects new student starts to grow in the mid-to-high single digits in fiscal 2019
- Strong balance sheet with $58 million in cash supports continued, disciplined growth

SCOTTSDALE, ARIZ. - November 30, 2018 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2018 fourth quarter and full year ended September 30, 2018.

Kim McWaters, UTI's President and Chief Executive Officer, stated, “We achieved many milestones in 2018 including year-over-year student start growth for the first time in eight years, the highly accretive opening of our third metro campus, and the successful implementation of our transformation plan.

"Our momentum has continued into fiscal 2019 as we grow the front end of our student pipeline through further optimizing our marketing, messaging and outreach strategies. Overall, demand for our graduates from our industry partners is as strong as ever - in fact, we estimate that demand exceeds supply by a factor of more than 2:1.

"We continue to invest in marketing and admissions to support start growth and the planned expansion of our welding program, which we believe will result in an operating loss of between $10 million and $15 million and positive cash flows from operating activities for the full year fiscal 2019. We further expect to be free cash flow positive with an EBITDA that will range between $5 million and $11 million, unadjusted for anticipated one-time costs of $4 million.”

Financial Results for the Three-Month Period Ended September 30: 2018 Compared to 2017

•
Revenues for the quarter were $80.3 million, compared to $81.3 million for the prior year period. The year-over-year revenue variance was attributable to an 2.1% decrease in UTI’s average student population.

•
Operating expenses* were $91.3 million, compared to $82.4 million for the prior year period. The increase was primarily attributable to an increase in compensation and related costs, advertising expense, contract services expense and student expenses.

•	Operating loss* was $11.1 million, compared to an operating loss of $1.1 million for the prior year period.

•	Income tax expense was less than $0.1 million for the quarter, compared to an income tax benefit of $0.3 million for the prior year period.

•	Net loss* was $11.0 million, compared to a net loss of $0.8 million for the prior year period.

•	Loss available for distribution to common shareholders* was $12.3 million, or $0.49 per diluted share, compared to $2.1 million, or $0.08 per diluted share for the prior year period.

•
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)* was ($6.4 million), compared to $3.9 million for the prior year period. (See “Use of Non-GAAP Financial Information” below.)

* Unadjusted for one-time items, including transformation initiatives, consulting fees and start-up expenses associated with new campus and programs

Financial Results for the Year Ended September 30: 2018 Compared to 2017

•	Revenues were $317.0 million, compared to $324.3 million for the prior year. The decrease in revenue was attributable to a 4.3% decline in average student population.

•
Operating expenses were $352.2 million, compared to $326.1 million for the prior year. The increase was primarily attributable to an increase in contract services, advertising, compensation and related costs, student expenses, professional services expense and goodwill and intangible asset impairment expense.

•	Operating loss* was $35.3 million, compared to $1.8 million for the prior year.

•
Income tax benefit was $3.0 million, compared to income tax expense of $5.4 million for the prior year. The income tax benefit for the year ended September 30, 2018, was due primarily to the release of certain valuation allowance, as impacted by the provisions of the Tax Cuts and Jobs Act.

•	Net loss* was $32.7 million, compared to a net loss of $8.1 million for the prior year.

•	Loss available for distribution to common shareholders* was $37.9 million, or $1.51 per diluted share, compared to $13.4 million, or $0.54 per diluted share, for the prior year.

•
Cash and cash equivalents totaled $58.1 million at September 30, 2018, compared to cash, cash equivalents and investments of $97.9 million at September 30, 2017. The decrease was primarily attributable to the operating loss, opening of the Bloomfield, New Jersey campus, purchases of training equipment and one-time costs associated with consulting fees and transformation plan initiatives.

•
Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)* was ($16.7 million), unadjusted for $5.9 million in operating costs to launch the Bloomfield campus and new programs and a $5.8 consulting fee related to the transformation plan. This compared to EBITDA of $17.9 million for the prior year. (See “Use of Non-GAAP Financial Information” below.)

* Unadjusted for one-time items, including transformation initiatives, consulting fees and start-up expenses associated with new campus and programs

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2018	2017	2018	2017

Total starts	6,022	5,550	10,705	10,573
Average undergraduate full-time student enrollment	10,496	10,725	10,418	10,889
End of period undergraduate full-time student enrollment	11,931	12,059	11,931	12,059

2019 Outlook

•	UTI expects new student starts to grow in the mid to high single digits in fiscal 2019 across the existing campuses and UTI's new Bloomfield, New Jersey campus.

•	Fiscal 2019 average student population is anticipated to be up low single digits as a result of the transformation plan initiatives and the Bloomfield, New Jersey campus.

•	UTI expects full year 2019 revenue to range between $322 million and $332 million, compared to $317 million in fiscal 2018, reflecting the expected increase in the average student population.

•
Operating expenses are expected to range between $337 million and $347 million, compared to $352.2 million in fiscal 2018. The decrease in operating expenses are driven by marketing efficiencies and broad expense management.

•
UTI expects an operating loss of between $10 million and $15 million largely due to further investments in marketing and admissions to support start growth and the planned expansion of the company’s welding program.

•
UTI expects to be free cash flow positive in fiscal 2019 with an ending cash balance at or above the same level as year-end 2018. Free cash flow is cash from operating activities less capital expenditures.

•	UTI believes its strong cash position supports the company’s ability to continue a disciplined capital deployment strategy in high ROI investments and its regulatory financial ratio.

•
EBITDA, unadjusted, is expected to be positive, and range between $5 million and $11 million. This figure is unadjusted for the final payment made in October 2018 to the company’s former transformation consultant of $4 million.

•	Capital expenditures are expected to range between $8 million and $10 million.

Conference Call
Management will hold a conference call to discuss the 2018 fourth quarter and year-end results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at http://uti.investorroom.com/. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 90 days or the replay can be accessed through December 13, 2018 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10125966.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors, these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and helps to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management also utilizes EBITDA and free cash flow as performance measures internally. To obtain a complete understanding of the Company's performance these measures should be examined in connection with net income(loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or profitability. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking EBITDA and free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of EBITDA or free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, such as the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, as amended. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 200,000 graduates in its 53-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Scott Yessner
Interim Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-0977

Investor Relations Contact:
Becky Herrick
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2018	2017	2018	2017
	(In thousands, except per share amounts)
Revenues	$80,256	$81,329	$316,965	$324,263
Operating expenses:
Educational services and facilities	47,954	44,919	182,589	181,027
Selling, general and administrative	43,353	37,524	169,651	145,060
Total operating expenses	91,307	82,443	352,240	326,087
Loss from operations	(11,051)	(1,114)	(35,275)	(1,824)
Other income (expense):
Interest expense, net	(480)	(461)	(1,885)	(2,481)
Equity in earnings of unconsolidated affiliate	96	115	385	484
Other income	443	378	1,078	1,090
Total other income (expense), net	59	32	(422)	(907)
Loss before income taxes	(10,992)	(1,082)	(35,697)	(2,731)
Income tax expense (benefit)	9	(325)	(3,015)	5,397
Net loss	$(11,001)	$(757)	$(32,682)	$(8,128)
Preferred stock dividends	1,323	1,323	5,250	5,250
Loss available for distribution	$(12,324)	$(2,080)	$(37,932)	$(13,378)

Loss per share:
Net loss per share - basic	$(0.49)	$(0.08)	$(1.51)	$(0.54)
Net loss per share - diluted	$(0.49)	$(0.08)	$(1.51)	$(0.54)
Weighted average number of shares outstanding:
Basic	25,209	24,809	25,115	24,712
Diluted	25,209	24,809	25,115	24,712

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2018	2017	2018	2017
	(In thousands)
Net loss	$(11,001)	$(757)	$(32,682)	$(8,128)
Other comprehensive loss (net of tax):
Equity interest in investee's unrealized losses on hedging derivatives, net of taxes	—	(2)	—	(18)
Comprehensive loss	$(11,001)	$(759)	$(32,682)	$(8,146)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2018	Sept. 30, 2017
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$58,104	$50,138
Restricted cash	14,055	14,822
Trading securities	—	40,020
Held-to-maturity investments, current portion	—	7,759
Receivables, net	21,106	15,197
Notes receivable, current portion	5,183	—
Prepaid expenses	10,320	9,495
Other current assets	8,027	9,395
Total current assets	116,795	146,826
Property and equipment, net	114,848	106,664
Goodwill	8,222	9,005
Notes receivable, less current portion	31,194	—
Other assets	11,219	11,607
Total assets	$282,278	$274,102

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$46,617	$37,481
Deferred revenue	38,236	41,338
Accrued tool sets	2,397	2,764
Financing obligation, current	1,319	1,106
Income tax payable	—	490
Other current liabilities	3,893	3,210
Total current liabilities	92,462	86,389
Deferred tax liabilities, net	329	3,141
Deferred rent liability	12,003	6,887
Financing obligation	40,715	42,035
Other liabilities	10,124	9,874
Total liabilities	155,633	148,326

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,168,795 shares issued and 25,303,898 shares outstanding as of September 30, 2018 and 31,872,433 shares issued and 25,007,536 shares outstanding as of September 30, 2017	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of September 30, 2018 and September 30, 2017, liquidation preference of $100 per share	—	—
Paid-in capital - common	186,732	185,140
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of September 30, 2018 and September 30, 2017	(97,388)	(97,388)
Retained deficit	(31,555)	(30,832)
Accumulated other comprehensive income	—	—
Total shareholders’ equity	126,645	125,776
Total liabilities and shareholders’ equity	$282,278	$274,102

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2018	2017
	(In thousands)
Cash flows from operating activities:
Net loss	$(32,682)	$(8,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	13,006	14,204
Amortization of assets subject to financing obligation	2,682	2,682
Goodwill and intangible asset impairment expense	1,164	—
Bad debt expense	1,511	827
Stock-based compensation	1,815	2,945
Deferred income taxes	(2,812)	—
Equity in earnings of unconsolidated affiliate	(385)	(484)
Training equipment credits earned, net	33	(1,198)
Other (gains) losses, net	122	(15)
Changes in assets and liabilities:
Restricted cash	(125)	(11,126)
Receivables	(2,695)	(2,976)
Notes receivable	3,393	—
Prepaid expenses and other current assets	(1,584)	692
Other assets	(116)	84
Accounts payable and accrued expenses	3,858	(4,759)
Deferred revenue	(5,663)	(3,153)
Income tax payable/receivable	(812)	2,697
Accrued tool sets and other current liabilities	1,014	556
Deferred rent liability	5,116	(2,100)
Other liabilities	(318)	(726)
Net cash used in operating activities	(13,478)	(9,978)
Cash flows from investing activities:
Purchase of property and equipment	(20,606)	(8,190)
Proceeds from disposal of property and equipment	25	2
Purchase of held-to-maturity investments	—	(9,672)
Proceeds received upon maturity of investments	7,739	3,565
Purchase of trading securities	(894)	(42,696)
Proceeds from sales of trading securities	40,902	2,747
Capitalized costs for intangible assets	(325)	(575)
Return of capital contribution from unconsolidated affiliate	291	390
Restricted cash: other	892	2,258
Net cash provided by (used in) investing activities	28,024	(52,171)
Cash flows from financing activities:
Payment of preferred stock dividend	(5,250)	(5,250)
Repayment of financing obligation	(1,107)	(913)
Payment of payroll taxes on stock-based compensation through shares withheld	(223)	(595)
Net cash used in financing activities	(6,580)	(6,758)
Net increase (decrease) in cash and cash equivalents	7,966	(68,907)
Cash and cash equivalents, beginning of period	50,138	119,045
Cash and cash equivalents, end of period	$58,104	$50,138

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Loss to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2018	2017	2018	2017
	(In thousands)
Net loss	$(11,001)	$(757)	$(32,682)	$(8,128)
Interest expense, net	480	461	1,885	2,481
Income tax expense (benefit)	9	(325)	(3,015)	5,397
Depreciation and amortization	4,151	4,471	17,074	18,169
EBITDA	$(6,361)	$3,850	$(16,738)	$17,919

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2018	2017	2018	2017
	(In thousands)
Salaries expense	$34,942	$33,772	$138,721	$138,188
Employee benefits and tax	8,312	7,721	31,181	30,186
Bonus expense	2,167	1,320	8,441	4,230
Stock-based compensation	569	952	1,864	2,995
Total compensation and related costs	$45,990	$43,765	$180,207	$175,599

Contract services expense	$2,980	$989	$10,855	$4,490
Advertising expense	$11,898	$9,486	$44,789	$38,561
Bad debt expense	$320	$324	$1,511	$827
Student expenses	$2,092	$467	$3,181	$1,290
Professional services expense	$1,006	$867	$4,201	$2,940
Goodwill and intangible asset impairment expense	$—	$—	$1,164	$—
Depreciation and amortization expense	$4,151	$4,471	$17,074	$18,169
Occupancy expense, net of subleases	$9,713	$9,702	$38,109	$37,789

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2017	2016

Graduate employment rate	84%	86%
Graduates	8,539	9,150
Graduates available for employment	8,086	8,621
Graduates employed	6,818	7,387

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2016 to September 30, 2017 and October 1, 2015 to September 30, 2016, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

###